Exhibit 99.1

                            Joint Filer Information:


Name:	Mellon HBV Alternative Strategies Holdings LLC

Address:	One Mellon Center, Pittsburgh, PA  15258

Designated Filer:	Mellon Financial Corporation

Issuer and Ticker Symbol:	Seitel, Inc. (SELA)

Date of Event Requiring Statement:	August 12, 2004

Mellon HBV Alternative Strategies Holdings LLC and Mellon Financial Corporation are the direct and indirect parents of Mellon HBV Alternative Strategies LLC (the "Adviser") and as such may be deemed the beneficial owner of the securities of Seitel, Inc. beneficially owned by Funds managed by the Adviser.

Mellon HBV Alternative Strategies Holdings LLC previously authorized Mellon Financial Corporation to execute and file on its behalf all further Forms 3, 4 and 5 (including any amendments thereto) that Mellon HBV Alternative Strategies Holdings LLC may be required to file with the Securities and Exchange Commission with respect to equity securities of Seitel, Inc.


Name:	Mellon HBV Alternative Strategies LLC

Address:	One Mellon Center, Pittsburgh, PA  15258

Designated Filer:	Mellon Financial Corporation

Issuer and Ticker Symbol:	Seitel, Inc. (SELA)

Date of Event Requiring Statement:	August 12, 2004

Mellon HBV Alternative Strategies LLC is the investment adviser of Mellon HBV Master Multi-Strategy Fund L.P. and certain other funds which hold securities of Seitel, Inc., and as such Mellon HBV Alternative Strategies LLC may be deemed the beneficial owner of the securities of Seitel, Inc. beneficially owned by these funds.

Mellon HBV Alternative Strategies LLC previously authorized Mellon Financial Corporation to execute and file on its behalf all further Forms 3, 4 and 5 (including any amendments thereto) that Mellon HBV Alternative Strategies LLC may be required to file with the Securities and Exchange Commission with respect to equity securities of Seitel, Inc.


Name:	Mellon HBV Company, Ltd.

Address:	One Mellon Center, Pittsburgh, PA  15258

Designated Filer:	Mellon Financial Corporation

Issuer and Ticker Symbol:	Seitel, Inc. (SELA)

Date of Event Requiring Statement:	August 12, 2004

Mellon HBV Company, Ltd. is general partner of certain funds managed by Mellon HBV Alternative Strategies LLC, as investment adviser, and as such Mellon HBV Company, Ltd. may be deemed the beneficial owner of the securities of Seitel, Inc. beneficially owned by these funds.

Mellon HBV Company, Ltd. previously authorized Mellon Financial Corporation to execute and file on its behalf all further Forms 3, 4 and 5 (including any amendments thereto) that Mellon HBV Company, Ltd. may be required to file with the Securities and Exchange Commission with respect to equity securities of Seitel, Inc.


Name:	Mellon HBV Master Multi-Strategy Fund L.P.

Address:	One Mellon Center, Pittsburgh, PA  15258

Designated Filer:	Mellon Financial Corporation

Issuer and Ticker Symbol:	Seitel, Inc. (SELA)

Date of Event Requiring Statement:	August 12, 2004

Mellon HBV Master Multi-Strategy Fund L.P. is a fund which owns securities of Seitel, Inc.

Mellon HBV Master Multi-Strategy Fund L.P. previously authorized Mellon Financial Corporation to execute and file on its behalf all further Forms 3, 4 and 5 (including any amendments thereto) that Mellon HBV Master Multi-Strategy Fund L.P. may be required to file with the Securities and Exchange Commission with respect to equity securities of Seitel, Inc.